CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No.333-286516) (the “Registration Statement”) of RiverSource Guaranteed Term Annuity of our report dated February 20, 2025, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Minneapolis, Minnesota

April 25, 2025